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                                                                     EXHIBIT 8.1


                            CONYERS DILL & PEARMAN
                                CLARENDON HOUSE
                                2 CHURCH STREET
                            HAMILTON HM CX, BERMUDA



                                                                January 26, 1998


American Safety Insurance Group Ltd.
44 Church Street
Hamilton
Bermuda


Dear Sirs:

We have acted as Bermuda counsel for American Safety Insurance Group Ltd. (the "Company"), a Bermuda exempted company, in connection with the proposed issue and sale of Common Shares of the Company.

In our capacity as Bermuda counsel to the Company, we participated in the preparation of the registration statement ("Registration Statement") on Form S-1 (Registration No. 333-42749) which was filed with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933 as amended ("Act") of the United States of America and the forms of prospectus (the "Prospectus") also filed with the Commission together with all amendments thereto filed in accordance with the Act.

We hereby confirm that the statements relating to certain Bermuda tax matters set forth under the caption "Certain Tax Considerations" in the Prospectus included in the Registration Statement are true and accurate based on current law and practice at the date of this letter, and nothing has been omitted from such statements which would make the same misleading in any material respect.

We hereby consent to the filing with the Commission of this letter as an exhibit to the Registration Statement of which the Prospectus is a part, and the reference to us under the caption "Certain Tax Considerations" in the Prospectus contained in (i) the Registration Statement and (ii) any amendments to the Registration Statement. In giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required under section 7 of the United States Securities Act of 1933.

Yours faithfully,

CONYERS DILL & PEARMAN